Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

SEACOR HOLDINGS INC.

a Delaware corporation

at

$41.50 NET PER SHARE

Pursuant to the Offer to Purchase dated December 18, 2020

by

SAFARI MERGER SUBSIDIARY, INC.

a wholly owned subsidiary of

SAFARI PARENT, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON JANUARY 20, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 18, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 18, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by Safari Merger Subsidiary, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Safari Parent, Inc., a Delaware corporation (“Parent”), which is controlled by affiliates of American Industrial Partners Capital Fund VII, L.P., a Delaware limited partnership, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), at a price of $41.50 per Share, net to the holder in cash, without interest (the “Offer Price”) and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF SEACOR HAS RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish for us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $41.50 per Share, net to you in cash, without interest and subject to any withholding of taxes.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made in connection with the Agreement and Plan of Merger, dated as of December 4, 2020 (together with any amendments or supplements thereto, the “Merger Agreement”), among SEACOR,

Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into SEACOR, without a vote of SEACOR’S stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and SEACOR will be the surviving corporation and a direct wholly-owned subsidiary of Parent (such merger, the “Merger”). At the effective time of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than (i) Shares held by SEACOR (or held in SEACOR’S treasury), (ii) Shares held by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent and (iii) Shares held by stockholders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the effective time of the Merger, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) will be converted into the right to receive consideration equal to the Offer Price, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase. As a result of the Merger, SEACOR would cease to be a publicly traded company and will become wholly owned by Parent.

4.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on January 20, 2021, unless the Offer is extended by Purchaser or earlier terminated.

5.	The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6.	The Board of Directors of SEACOR has recommended that you accept the Offer and tender all of your shares pursuant to the Offer.

7.

Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, the depository for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

SEACOR HOLDINGS INC.

a Delaware corporation

at

$41.50 NET PER SHARE

Pursuant to the Offer to Purchase dated December 18, 2020

by

SAFARI MERGER SUBSIDIARY, INC.

a wholly owned subsidiary of

SAFARI PARENT, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 18, 2020 (“Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitute, the “Offer”), in connection with the offer by Safari Merger Subsidiary, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Safari Parent, Inc., a Delaware corporation, which is controlled by affiliates of American Industrial Partners Capital Fund VII, L.P., a Delaware limited partnership, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of SEACOR Holdings Inc., a Delaware corporation, at a price of $41.50 per Share, net to the holder in cash, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES	*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signatures(s)
Please Print Name(s)
Address(es):
(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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